Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-34466 and 333-56550), Form S-4 (Nos. 333-97627) and Form S-8 (Nos. 333-44221, 333-24095, and 333-07149) of Trico Marine Services, Inc. and Subsidiaries of our reports dated March 11, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

March 12, 2004